UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 12, 2004

OPTIMUMCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-17401 (Commission File Number)	33-0218003 (I.R.S. Employer Identification Number)

30011 Ivy Glenn Drive, Suite 219 Laguna Niguel, California (Address of Principal Executive Offices)	92677 (Zip Code)

(949) 495-1100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements and Exhibits
SIGNATURE
Exhibits Index
EXHIBIT 10.153
EXHIBIT 99.1

Item 5. Other Events and Regulation FD Disclosure

     On February 12, 2004, OptimumCare Corporation completed the acquisition of all of the issued and outstanding capital stock of Friendship Community Mental Health Center, Inc., a community mental health center located in Phoenix, Arizona. The total purchase price consisted of $90,000 payable in monthly installments of $5,000 per month. A copy of the Stock Purchase Agreement is included in this report as an exhibit.

     OptimumCare has entered into consulting arrangements with the two principals of Friendship and has obtained non-competition agreements.

     The community mental health center is subject to holdbacks estimated at $400,000 with respect to two payors. Payments with respect to future reimbursement requests submitted to these payors will be offset against these holdback amounts until such time as these obligations have been satisfied. As a result, the community mental heath center will not generate cash revenues from its operations for a number of months.

     The change in ownership of Friendship will require the approval of various licensing agencies. The Company expects that the required approvals will be received but there is no assurance that approvals will be received of the timing of such approvals. A delay in the receipt or the denials of approvals could result in a significant negative impact on the business.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits.

Exhibit 10.153	Stock Purchase Agreement, dated February 12, 2004 among OptimumCare Corporation, Dr. Robert M. Babcock and Heidi Patterson.

Exhibit 99.1	Press Release.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMUMCARE CORPORATION

By:	/s/ EDWARD A, JOHNSON

Edward A. Johnson
Chief Executive Officer

Dated:  February 25, 2004

Exhibits Index

Exhibit 10.153	Stock Purchase Agreement, dated February 12, 2004 among OptimumCare Corporation, Dr. Robert M. Babcock and Heidi Patterson.

Exhibit 99.1	Press Release.